EXHIBIT ONLY OFFERING CIRCULAR AMENDMENT – AUGUST 25, 2025

North Star Recovery & Wellness, LLC

6550 Millrock Dr #300

Salt Lake City, UT 84121

Phone No.: 435-754-5493

https://www.northstarrecovery.care/

$75,000,000 Maximum Offering Amount

Up to $75,000,000 in Bonds in $1 Increments

In this Exhibit-only Amendment, the Offering Circular is being amended solely to correct Exhibit 3.3, where the Form of Series A-1 Bond was mistakenly filed a second time (duplicating Exhibit 3.1) instead of the form of Series B-1 Bond which was intended to be filed as Exhibit 3.3. No other changes have been made to the Offering Circular or the terms of the securities being offered.

PART III – EXHIBITS

Exhibit Index

Exhibit No.	Description

2.1*	Articles of Organization
2.2*	Amended and Restated Operating Agreement
3.1*	Form of Series A-1 Bond
3.2*	Form of Series A-2 Bond
3.3	Form of Series B-1 Bond (corrected)
3.4*	Form of Series B-2 Bond
3.5*	Form of Series C-1 Bond
3.6*	Form of Series C-2 Bond
4.1*	Form of Bond Purchase Agreement
11.1	Consent of Auditor
12.1	Opinion of Legality from Dodson Robinette, PLLC

* Filed as an attachment to the Company’s July 10, 2025 Preliminary Offering Circular filed on Form 1-A, File No. 24-12571.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Exhibit Only Offering Circular Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, UT on August 25, 2025.

North Star Recovery & Wellness, LLC

By:	North Star Group Management LLC, its managing member

By:	/s/ Brandon Jay Tobey
Brandon Jay Tobey, its managing member

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Brandon (Jay) Tobey	Managing Member of North Star Group Management LLC	August 25, 2025
Brandon (Jay) Tobey	Principal Executive Officer

/s/ Jon Lelegren	Accountant	August 25, 2025
Jon Lelegren	Principal Financial and Accounting Officer

North Star Group Management LLC		August 25, 2025

/s/ Brandon Jay Tobey
Brandon (Jay) Tobey, its managing member

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